EXHIBIT 99.1

ForceField Energy Signs Letter of Intent to Acquire
ESCO Energy Services Company

Fast Growing, Multi-Million Dollar Revenue Company to Solidify ForceField’s U.S. East Coast Presence and Expand Relationships with Leading Utilities, Global Engineering Firms and Other Providers of Energy Efficiency Solutions
NEW YORK, NY (Globe Newswire-July 23, 2014) ForceField Energy Inc. (“ForceField” or the “Company”) (NASDAQ: FNRG), a designer, seller and distributor of energy products and solutions, today announced the signing of a letter of intent (“LOI”) to acquire ESCO Energy Services Company (“ESCO”), a leader in energy efficiency upgrades and lighting retrofit projects with strong utility company partnerships and long-standing master agreements with global engineering firms.

ESCO has delivered on retrofit projects that have resulted in over 300 million square feet of lighting upgrades since inception. For the twelve (12) months ended June 30, 2014, ESCO generated estimated revenue in excess of $10.0 million.

Consideration for the acquisition of ESCO will include a combination of cash, stock and a seller’s note.  In addition, the acquisition will include additional performance-based consideration payable only upon ESCO achieving mutually agreed EBITDA milestones over the two to three year period following the closing. The closing of the acquisition, which is subject to customary closing conditions as well as ForceField obtaining financing, is anticipated to occur on or before October 15, 2014 and is expected to be accretive to ForceField’s earnings in 2014.

ESCO HIGHLIGHTS

●	A strong reputation for over two decades for providing energy- and cost-saving solutions.
●	Growing customer base in the private sector and strong relationships with high-profile national energy services companies.
●	Long-standing relationships with major utilities, which we believe gives ESCO a significant competitive advantage. ESCO helps advise utilities on the creation and implementation of new rebate programs that encourage lighting retrofits.
●	Dynamic growth potential across the energy conservation industry.
●	Multiple potential growth channels include expanding alliances with utilities, adding rebate programs, expanding energy conservation service offerings and services to include HVAC and other energy-saving services.
●	In-house installation team supports margin expansion potential.
●	Proprietary cloud-based proposal generation system and automated audit data and rebate processing capabilities.

ESCO has successfully completed projects for a variety of businesses, institutions and government agencies across virtually all facility types under an array of conditions. Geographically, ESCO serves the U.S. market nationwide, though approximately eighty percent (80%) of its service areas are primarily east of the Mississippi, including a strong presence within New York, New Jersey, New England, Washington, D.C. and west through Pennsylvania. Clients include Fortune 500 companies, prominent educational institutions, real estate investment and management firms, hospitals, manufacturers, retailers, parking garage and cold storage operators, government facilities and school districts across North America. An extensive client list can be found at http://www.goesco.com/clients/index.html. ESCO also partners with some of the nation’s largest utilities to gain access to end user client projects.

“With rapidly expanding demand from our customers and strategic partners, ESCO believes that joining forces with ForceField will provide us with the additional resources and infrastructure to enable us to accelerate our growth while ensuring we continue to deliver the highest quality LED and related energy efficiency products and solutions”, commented Mitchell Barack, the President of ESCO. Mr. Barack also stated that “We believe that, given the current economic environment, conserving energy and saving money is becoming more important than ever. In order to meet these challenges, we believe more and more organizations are turning to lighting retrofit in order to save money and make their facilities more sustainable as they move into the future. We believe combining with ForceField will provide us with a national footprint to capture our share of this multi-billion dollar market opportunity.”

 Richard ST Julien, ForceField’s Executive Chairman and President of its LED Division stated “With more than 20 years’ experience, ESCO brings strong business relationships with a diverse and growing customer base, as well as key strategic relationships with leading utilities and global engineering firms to drive further growth potential.” Mr. ST Julien also stated that “ESCO’s strong presence on the East Coast of the U.S. and broad project execution capabilities complement our current strengths on the West Coast as a result of our recent acquisition of American Lighting. As part of ForceField, we believe we can accelerate ESCO’s revenue growth trajectory and EBITDA margin potential which is currently supported by ESCO’s recurring revenue from master services agreements, proprietary systems, and a highly efficient in-house installation team. When combined with our recent purchase of our American Lighting subsidiary, we believe ForceField will have a powerhouse LED company dealing with a variety of high profile entities both domestically and internationally. ”

BCMS Capital Advisors LLC is acting as the exclusive financial advisor to ESCO Energy Services Company in connection with the transaction.

About ESCO Energy Services Company

Based in Lenox, Massachusetts, ESCO Energy Services Company is a national leader in energy efficiency upgrades and lighting retrofit projects. ESCO provides full turnkey energy efficiency services that encompass energy audits, engineering, design, materials procurement, project management, installation, metering, measurement, energy savings verification, project funding and utility rebate processing. Through a combination of industry expertise, direct and indirect marketing and sales, key utility company partnerships and long-standing master agreements with global engineering firms, ESCO has delivered on retrofit projects that have resulted in over 300 million square feet of lighting upgrades. http://www.goesco.com, http://www.lightingretrofit.com

About ForceField Energy Inc.

ForceField Energy Inc. and its subsidiaries comprise a global company whose products and solutions focus on sustainable energy solutions and improved energy efficiency. ForceField is a distributor of LED lighting products for a number of premier LED lighting manufacturers; and through its subsidiary American Lighting, is an award winning-contractor that has completed lighting installations for numerous high profile concerns in a variety of industries. ForceField is also a licensee of modular, heat recovery systems that convert waste heat into clean electricity. Its patented technology is based upon the Organic Rankine Cycle (ORC) and uses proprietary, multiple-component fluids that are environmentally sound.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future," “anticipates” or anticipated,” “believes,” “estimated” or “estimates,” "plan" or "planned," "expects" or "projected." These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond ForceField's control that may cause actual results to differ materially from stated expectations. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include (i) achieving 2014 revenue and other financial guidance; (ii) the Company’s ability to obtain adequate financing to achieve its LED objectives; (iii) the successful installation and efficacy of the Company’s LED lighting products; (iv) successful integration of ESCO’s operations into ForceField; (v) the Company’s ability to successfully raise sufficient capital to effectuate the ESCO acquisition as well as for additional working capital to (vi) closing the transaction before October 15, 2014, (vii) the transaction being accretive to ForceField’s earnings, (viii) accelerated combined growth, synergistic cost savings and performance subsequent to closing, and (ix) other factors, without limitation, which are set forth in documents we file from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2013 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

Contact information

ForceField Energy Inc.
Richard ST Julien
212-672-1786
www.ForceFieldenergy.com